                                                                    EXHIBIT 99.1

                        ALLIANCE RESOURCE PARTNERS, L.P.

              CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA
                 (IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)
                                  (UNAUDITED)

                                                      THREE MONTHS ENDED
                                                             MARCH 31,
                                                  ------------------------------
                                                       2003              2002
                                                  ------------       -----------
Tons sold                                                4,456             4,474
Tons produced                                            4,990             4,760

SALES AND OPERATING REVENUES:
  Coal sales                                      $    114,450       $   115,845
  Transportation revenues                                4,315             5,096
  Other sales and operating revenues                     6,160             4,447
                                                  ------------       -----------
    Total revenues                                     124,925           125,388
                                                  ------------       -----------
EXPENSES:
  Operating expenses                                    82,752            84,517
  Transportation expenses                                4,315             5,096
  Outside purchases                                      1,019             2,805
  General and administrative                             5,651             4,941
  Depreciation, depletion and amortization              13,131            12,991
  Interest expense                                       3,967             3,937
                                                  ------------       -----------
    Total operating expenses                           110,835           114,287
                                                  ------------       -----------
INCOME FROM OPERATIONS                                  14,090            11,101
OTHER INCOME (EXPENSE)                                      (7)              452
                                                  ------------       -----------
INCOME BEFORE INCOME TAXES                              14,083            11,553
INCOME TAX EXPENSE                                         955               153
                                                  ------------       -----------
NET INCOME                                        $     13,128       $    11,400
                                                  ============       ===========
ALLOCATION OF NET INCOME:
  PORTION APPLICABLE TO WARRIOR COAL
   EARNINGS (LOSS) PRIOR TO ITS
   ACQUISITION ON FEBRUARY 14, 2003               $       (666)      $       180
  PORTION APPLICABLE TO PARTNERS' INTEREST              13,794            11,220
                                                  ------------       -----------
NET INCOME                                        $     13,128       $    11,400
                                                  ============       ===========
GENERAL PARTNERS' INTEREST IN NET
 INCOME (LOSS)                                    $       (389)      $       404
                                                  ============       ===========
LIMITED PARTNERS' INTEREST IN NET INCOME          $     13,517       $    10,996
                                                  ============       ===========
BASIC NET INCOME PER LIMITED PARTNER UNIT         $       0.81       $      0.71
                                                  ============       ===========
DILUTED NET INCOME PER LIMITED PARTNER UNIT       $       0.79       $      0.69
                                                  ============       ===========
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING-BASIC                                  16,593,609        15,405,311
                                                  ============       ===========
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING-DILUTED                                17,176,824        15,841,062
                                                  ============       ===========

                        ALLIANCE RESOURCE PARTNERS, L.P.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                        -----------------------
                                                          2003           2002
                                                        --------       --------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES             $ 13,047       $ 15,385

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment              (10,131)       (17,091)
  Purchase of Warrior Coal                               (12,661)            --
  Proceeds from sale of property, plant
   and equipment                                              38              4
  Proceeds from the maturity of marketable
   securities                                                 --             57
                                                        --------       --------
      Net cash used in investing activities              (22,754)       (17,030)
                                                        --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from common unit offering to public            53,965             --
  Cash contribution by General Partners                        9             --
  Payments on Warrior Coal revolver                      (17,000)            --
  Borrowings under revolving credit and working
   capital facilities                                     10,600         17,500
  Payments under revolving credit and working
   capital facilities                                     (5,600)       (12,500)
  Payments on long-term debt                              (3,750)        (3,750)
  Distributions to Partners                               (8,253)        (7,860)
                                                        --------       --------
      Net cash provided by (used in) financing
       activities                                         29,971         (6,610)
                                                        --------       --------
NET CHANGE IN CASH AND CASH EQUIVALENTS                   20,264         (8,255)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD           9,028         11,093
                                                        --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD              $ 29,292       $  2,838
                                                        ========       ========